Exhibit 10.1

LIMITED CONSENT AND AMENDMENT NO. 5 TO CREDIT AGREEMENT

This Limited Consent and Amendment No. 5 to Credit Agreement, dated as of September 5, 2006 (this “Consent and Amendment”), is entered into by and among Vertis, Inc. (“Borrower”), as Borrower, the other Credit Parties signatory hereto, General Electric Capital Corporation, as a Lender and as Agent for Lenders (“Agent”), and the other Lenders.

RECITALS

A. Borrower, the other Credit Parties, Agent and Lenders are parties to that certain Credit Agreement, dated as of December 22, 2004, including all annexes, exhibits and schedules thereto (as amended by: (i) that certain Limited Consent and Amendment No. 1 to Credit Agreement, dated as of October 3,2005; (ii) that certain Amendment No. 2 to Credit Agreement, dated as of November 22, 2005; (iii) that certain Limited Consent and Amendment No. 3 to Credit Agreement, dated as of December 12, 2005; and (iv) that certain Amendment No. 4 to Credit Agreement, dated as of May 30,2006; and as from time to time further amended, restated, supplemented or otherwise modified, the “Credit Agreement”).

B. Borrower and the other Credit Parties have requested that Agent and Lenders consent to the sale by Borrower and Webcraft, LLC (“Webcraft”) of certain assets related to Borrower’s and Webcraft’s fragrance and cosmetic businesses as set forth in (i) that certain Asset Purchase Agreement to be entered into by Borrower and Webcraft, together as Seller, and Spice Acquisition Corp. (“Spice”), as Purchaser, and (ii) that certain Asset Sale Agreement to be entered into by Vertis Fragrance SARL (“SARL”), as Seller, and Arcade Europe SARL, as Purchaser, substantially in the form of Exhibit A-1 and Exhibit A-2, respectively, to this Consent and Amendment (together, the “Asset Purchase Agreements”), and (iii) certain related actions as further described in Section 2 herein.

C. This Consent and Amendment shall constitute a Loan Document and these Recitals shall be construed as part of this Consent and Amendment.

NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and of the Loans and other extensions of credit heretofore, now or hereafter made to, or for the benefit of, Borrower by Lenders, Borrower, the other Credit Parties, Agent and Lenders hereby agree as follows:

1. Definitions. Except to the extent otherwise specified herein, capitalized terms used in this Consent and Amendment shall have the same meanings ascribed to them in the Credit Agreement and Annex A thereto.

2. Consents.

2.1. Notwithstanding Section 5.7 of the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document to the contrary, Agent and Lenders hereby consent to the sale by Borrower and Webcraft to Spice of certain assets related to Borrower’s and Webcraft’s fragrance and cosmetic businesses as set forth in the Asset Purchase Agreements; provided, that, any changes to the Asset Purchase Agreements from the versions thereof attached to this Consent and Amendment as Exhibit A-1 and Exhibit A-2, shall be reasonably satisfactory to Agent.

2.2. Notwithstanding any provision of the Credit Agreement or any other Loan Document to the contrary, Agent and Lenders hereby consent to the release of Agent’s Liens on the assets of Borrower and Webcraft which are being sold by Borrower and Webcraft to Spice pursuant to the Asset Purchase Agreements upon the closing of the transactions contemplated by the Asset Purchase

Agreements to the extent such properties and assets have been pledged to Agent pursuant to the Credit Agreement or any other Loan Document.

3. Further Assurances.

3.1. Each Credit Party shall, from time to time, execute and deliver such agreements, instruments, certificates, reports and other documents and take all such actions as Agent or Lenders at any time may reasonably request to evidence, further document, effectuate or otherwise implement the actions described above in Section 2, under the Credit Agreement and/or the other Loan Documents.

3.2. At the time of the closing of the transactions contemplated by the Asset Purchase Agreements and from time to time thereafter, at Borrower’s expense, Agent and Lenders shall execute and deliver such lien release instruments and documents and take such related actions as Borrower may reasonably request to evidence, further document, effectuate or otherwise implement the release of Agent’s Liens as described above in Section 2, under the Credit Agreement and the other Loan Documents.

4. Representations and Warranties. Borrower and Credit Parties, jointly and severally, hereby represent and warrant to Agent and Lenders that:

4.1. Aside from: (a) (i) the agreements to provide indemnification, (ii) the guaranty by Borrower, and (iii) other obligations, all as set forth in the Asset Purchase Agreements, under which the maximum aggregate exposure with respect to the preceding clause (i) is $4,000,000, subject to the exceptions set forth in the Asset Purchase Agreements; and (b) the obligations set forth in the Transition Services Agreement, substantially in the form of Exhibit B to this Consent and Amendment (the “Transition Services Agreement”), to be entered into by and among Borrower, Webcraft, SARL and Spice, (A) there are no post-closing obligations and liabilities, including, without limitation, contingent obligations and liabilities, under the Asset Purchase Agreements or the Transition Services Agreement of Borrower and the other Credit Parties to Spice or any other Person, and (B) there is no existing guaranty, credit support, indemnity or other similar arrangement by Borrower or any other Credit Party or by any of their direct or indirect Subsidiaries in favor of Spice or any employee, customer or creditor relating to Spice.

4.2. The execution, delivery and performance by Borrower and each of the other Credit Parties of this Consent and Amendment have been duly authorized by all necessary corporate action, and this Consent and Amendment constitutes the legal, valid and binding obligation of Borrower and each of the other Credit Parties enforceable against each of them in accordance with its terms, except as the enforcement hereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally or to general principles of equity.

4.3. The execution, delivery and performance of this Consent and Amendment and the consummation of the transactions contemplated hereby by Borrower and each other Credit Party do not, and will not:

(a) contravene or conflict with any provision of (i) law, (ii) any judgment, decree or order, or (iii) the certificate or articles of incorporation or by-laws or other constituent documents of Borrower or any other Credit Party; or

(b) contravene or conflict with, or cause any Lien to arise under, any provision of any indenture, agreement, mortgage, lease, instrument or other document, including, without limitation, the Security Agreement, the February 2003 Senior Subordinated Debt Documents, the 2002 Senior Debt

Documents, the 2003 Senior Secured Debt Documents or the Mezzanine Debt Documents, binding upon or otherwise affecting Borrower or any Credit Party or any property of Borrower or any Credit Party.

4.4.          No Default or Event of Default exists under the Credit Agreement or any other Loan Document or will exist after or be triggered by the execution, delivery and performance of this Consent and Amendment or the consummation of the transactions contemplated hereby and by the Asset Purchase Agreements. In addition, each of Borrower and each other Credit Party hereby represents, warrants and reaffirms that the Credit Agreement and each of the other Loan Documents remains in full force and effect.

5. Covenants. Aside from (a) (i) the agreements to provide indemnification, (ii) the guaranty by Borrower, and (iii) other obligations, all as set forth in the Asset Purchase Agreements, under which the maximum aggregate exposure with respect to the preceding clause (i) is $4,000,000, subject to the exceptions set forth in the Asset Purchase Agreements, and (b) the obligations set forth in the Transition Services Agreement, each of Borrower and each other Credit Party executing this Consent and Amendment jointly and severally agrees as to all Credit Parties that from and after the date hereof, the Credit Parties shall not and shall not cause or permit their Subsidiaries directly or indirectly to create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any guaranty, credit support, indemnity or other similar arrangement, by Borrower or by any of its direct or indirect Subsidiaries in favor of Spice or any employee, customer or creditor relating to Spice.

6. Conditions Precedent to Effectiveness. The effectiveness of the consents set forth in Section 2 hereof are in each instance subject to the satisfaction of each of the following conditions precedent:

6.1. Consent and Amendment. This Consent and Amendment shall have been duly executed and delivered by Borrower, the other Credit Parties, Agent and Lenders.

6.2. No Default. No Default or Event of Default shall have occurred and be continuing or would result from the effectiveness of this Consent and Amendment or the consummation of any of the transactions contemplated hereby or by the Asset Purchase Agreements.

6.3. Opinion. Agent and Lenders shall have received an opinion of counsel to Borrower, Sullivan & Cromwell LLP, with respect to this Consent and Amendment, including, without limitation, as to this Consent and Amendment, the Asset Purchase Agreements and the transactions contemplated hereby and thereby not conflicting with any provision of the Security Agreement, the February 2003 Senior Subordinated Debt Documents, the 2002 Senior Debt Documents, the 2003 Senior Secured Debt Documents or the Mezzanine Debt Documents, in form and substance acceptable to Agent.

6.4. Miscellaneous. Agent and Lenders shall have received such other agreements, instruments and documents as Agent or Lenders may reasonably request.

7. Reference to and Effect Upon the Credit Agreement and other Loan Documents.

7.1. Full Force and Effect. Except as specifically provided herein, the Credit Agreement, the Notes and each other Loan Document shall remain in full force and effect and each is hereby ratified and confirmed by all Credit Parties.

7.2. No Waiver. The execution, delivery and effect of this Consent and Amendment shall be limited precisely as written and shall not be deemed to (i) be a consent to any waiver of any term or condition, or to any amendment or modification of any term or condition (except as specifically provided herein) of the Credit Agreement or any other Loan Document or (ii) prejudice any right, power or remedy which the Agent or any Lender now has or may have in the future under or in connection with the Credit Agreement, the Notes or any other Loan Document.

7.3 Certain Terms. Each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof ‘, “herein” or any other word or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference in any other Loan Document to the Credit Agreement or any word or words of similar import shall be and mean a reference to the Credit Agreement as amended hereby.

8. Counterparts. This Consent and Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Consent and Amendment by telecopier or “pdf” shall be as effective as delivery of a manually executed counterpart signature page to this Consent and Amendment.

9. Costs and Expenses. As provided in the Credit Agreement, Borrower shall pay the fees, costs and expenses incurred by Agent in connection with the preparation, execution and delivery of this Consent and Amendment (including, without limitation, attorneys’ fees).

10. GOVERNING LAW. THIS CONSENT AND AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPALS.

11. Headings. Section headings in this Consent and Amendment are included herein for convenience of reference only and shall not constitute a part of this Consent and Amendment for any other purpose.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Consent and Amendment has been duly executed as of the date first written above.

BORROWER:

VERTIS, INC.

By:	/s/ Dean D. Durbin
Name:	Dean D. Durbin
Title:	President and Chief Executive Officer

GENERAL ELECTRIC CAPITAL CORPORATION
as Agent, an L/C Issuer and a Lender

By:	/s/ Sandra Claghorn
Duly Authorized Signatory

BANK OF AMERICA, N.A.
as a Lender

By:	/s/ Robert Anchundia
Name:	Robert Anchundia
Title:	Vice President

The following Persons are signatory to this Amendment in their capacity as Credit Parties and not as Borrowers:

VERTIS HOLDINGS, INC.

By:	/s/ Dean D. Durbin
Name:	Dean D. Durbin
Title:	President and Chief Executive Officer

VERTIS DIGITAL SERVICES LIMITED

By:	/s/ Dean D. Durbin
Name:	Dean D. Durbin
Title:	President and Chief Executive Officer

ENTERON GROUP LLC

By:	/s/ Dean D. Durbin
Name:	Dean D. Durbin
Title:	President and Chief Executive Officer

WEBCRAFT, LLC

By:	/s/ Dean D. Durbin
Name:	Dean D. Durbin
Title:	President and Chief Executive Officer

USA DIRECT, LLC

By:	/s/ Dean D. Durbin
Name:	Dean D. Durbin
Title:	President and Chief Executive Officer

VERTIS MAILING, LLC

By:	/s/ Dean D. Durbin
Name:	Dean D. Durbin
Title:	President and Chief Executive Officer

WEBCRAFT CHEMICALS, LLC

By:	/s/ Dean D. Durbin
Name:	Dean D. Durbin
Title:	President and Chief Executive Officer